     As filed with the Securities and Exchange Commission on March 15, 1996
                                                  Registration No.  333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           _________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________

                               HARRIS CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                                      34-0276860
(State of Incorporation)                 (IRS Employer Identification No.)

                             1025 W. NASA Boulevard
                           Melbourne, Florida   32919
                    (Address of Principal Executive Offices)
                           _________________________

              LANIER WORLDWIDE, INC. SAVINGS INCENTIVE PLAN
                         (Full Title of the Plan)

                          R. L. Ballantyne, Secretary
                               HARRIS CORPORATION
                             1025 W. NASA Boulevard
                            Melbourne, Florida 32919
                    (Name and address of agent for service)

                                 (407) 727-9100
          (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE
==================================================================================
                                            Proposed      Proposed
                                            maximum       maximum
                                            offering      aggregate   Amount of
Title of securities       Amount to be      price per     offering    registration
to be registered (1)      registered        share (2)     price (2)   fee
----------------------------------------------------------------------------------
Common Stock, par value
$1 per share              750,000           $64.00      $48,000,000.00  $16,551.72
Preferred Stock
Purchase Rights           750,000
==================================================================================

(1) IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLAN DESCRIBED HEREIN.
(2) BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED IN THE CONSOLIDATED TRANSACTION REPORTING SYSTEM FOR MARCH 11, 1996, PURSUANT TO RULE 457(H) UNDER THE SECURITIES ACT OF 1933.

                                    PART II

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

                 The following documents of the Registrant, previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof from the date of the filing of the documents:

         1. The Registrant's Annual Report on Form 10-K for the year ended June 30, 1995.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, and December 31, 1995.

         3. Description of Registrant's Common Stock set forth under the caption "Description of Stock" in the Registrant's Registration Statement on Form S-8 (File No. 33-31370).

         4. Description of Registrant's Preferred Stock Rights set forth in Item 1 of Registrant's Form 8-A filed with the Commission on November 25, 1986.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

                 Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

                 Richard L. Ballantyne is Vice President-General Counsel and Secretary of the Registrant. As of March 11, 1996, Mr. Ballantyne was the beneficial owner of 3,810 shares of Common Stock, 6,250 performance shares granted under the Registrant's Stock Incentive Plan and 2,500 options to acquire shares of Common Stock, none of which are exercisable within 60 days of that date.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the paragraph above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Article VI of the By-laws of the Registrant provides that the Registrant shall indemnify any person who is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another enterprise (and his heirs, executors and administrators) against reasonable expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred by him in such capacity or arising out of his status as such, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a) to the extent, and according to the procedures and requirements, set forth in the General Corporation Law of Delaware and, in addition, (b) to the extent authorized upon a determination made in accordance with the By-laws that such person acted in good faith and is fairly and reasonably entitled to be indemnified in view of all the circumstances.

         The Registrant has purchased an insurance policy indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Registrant as directors and officers. A separate policy insures fiduciaries, as defined by the Employee Retirement Income Security Act of 1974, of various employee benefit plans of the Registrant.

         The Registrant has also entered into agreements with its directors and officers which indemnify them against claims and liabilities to which they may become subject by reason of their position with the Registrant.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

                 Not applicable.

Item 8.  Exhibits
         --------

(4)(a) Rights Agreement dated as of November 24, 1986, between Harris Corporation and Ameritrust Company National Association, as Rights Agent, is incorporated by reference to the Form 8-A filed with the Commission on November 25, 1986.

(5) Opinion of Richard L. Ballantyne, Vice President-General Counsel and Secretary of the Corporation, as to the validity of the shares of Common Stock registered hereby.

(23)(a)          Consent of Richard L. Ballantyne (Included in Opinion at
                 Exhibit 5).

(23)(b)          Consent of Ernst & Young LLP.

(24)             Powers of Attorney.

(99) Lanier Worldwide, Inc. Savings Incentive Plan and amendments thereto.

Item 9.  Undertakings
         ------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) The undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Harris Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on this 15th day of March, 1996.

                               HARRIS CORPORATION



                                        By:  /s/ B.R. Roub
                                             ----------------------------
                                             B. R. Roub
                                             Sr. Vice President/
                                             Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                                 Title                                              Date
         ---------                                 -----                                              ----
/s/ Phillip W. Farmer*            Chairman of the Board of
------------------------------    Directors.  Chief Executive
Phillip W. Farmer                 Officer and Director (Principal
                                  Executive Officer)


/s/ Bryan R. Roub                 Sr. Vice President/Chief Financial Officer
------------------------------    (Principal Financial Officer)
Bryan R. Roub

/s/ Robert W. Fay                 Vice President-Controller                                     March 15, 1996
------------------------------    (Principal Accounting Officer)
Robert W. Fay

/s/ Robert Cizik*                 Director
------------------------------
Robert Cizik

/s/ Lester E. Coleman*            Director
------------------------------
Lester E. Coleman

/s/ Ralph D. DeNunzio*            Director
------------------------------
Ralph D. DeNunzio


         Signature                         Title                                     Date
         ---------                         -----                                     ----
/s/ Joseph L. Dionne*                      Director
----------------------------------
Joseph L. Dionne

/s/ John T. Hartley*                       Director
----------------------------------
John T. Hartley

/s/ Karen Katen*                           Director
----------------------------------
Karen Katen

/s/ Walter F. Raab*                        Director                           March 15, 1996
----------------------------------
Walter F. Raab

/s/ Alexander B. Trowbridge*               Director
----------------------------------
Alexander B. Trowbridge


*By       /s/ Bryan R. Roub
         --------------------------------------
         Bryan R. Roub, Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 15th day of March, 1996.


LANIER WORLDWIDE, INC. SAVINGS INCENTIVE PLAN

By:      Corporation Committee,
         as Plan Administrator

By:       /s/ Harley J. Ostis
         -------------------------
         Harley J. Ostis